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                                                                      EXHIBIT 12


                              PAGING NETWORK, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                                 THREE MONTHS ENDED            NINE  MONTHS ENDED
                                                                     SEPTEMBER  30,              SEPTEMBER  30,
                                                               ------------------------      ------------------------
                                                                  1997          1998           1997           1998
                                                               ---------      ---------      ---------      ---------
Earnings:
     Loss before extraordinary item ......................     $ (29,401)     $ (16,428)     $ (98,678)     $(124,419)
     Fixed charges, less interest capitalized ............        44,257         42,297        132,093        128,718
                                                               ---------      ---------      ---------      ---------
          Earnings .......................................     $  14,856      $  25,869      $  33,415      $   4,299
                                                               =========      =========      =========      =========

Fixed charges:
     Interest expense, including interest capitalized ....     $  40,266      $  39,943      $ 118,388      $ 120,535
     Amortization of deferred financing costs ............         2,045          1,101          6,375          3,316
     Interest portion of rental expense ..................         5,846          6,475         17,230         19,365
                                                               ---------      ---------      ---------      ---------
          Fixed charges ..................................     $  48,157      $  47,519      $ 141,993      $ 143,216
                                                               =========      =========      =========      =========

Ratio of earnings to fixed charges .......................            --             --             --             --
                                                               =========      =========      =========      =========

Deficiency of earnings available to cover
 fixed charges ...........................................     $ (33,301)     $ (21,650)     $(108,578)     $(138,917)
                                                               =========      =========      =========      =========
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